 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2026

GlobalTech Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56482	82-3926338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Barron Way Suite 13a, Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-624-4817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As discussed in greater detail in Item 5.07 of the Current Report on Form 8-K filed by GlobalTech Corporation (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission on December 31, 2025, on December 29, 2025, at a special meeting of the stockholders of the Company (the “Meeting”), the stockholders of the Company approved (A) an amendment to our First Amended and Restated Articles of Incorporation, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-ten, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 29, 2026, and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number (the “Stockholder Authority”).

The Company’s Board of Directors (the “Board”), pursuant to the Stockholder Authority, subsequently approved an amendment to our First Amended and Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-3 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement for the Meeting, which was filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2025.

On August 24, 2026, we filed Articles of Amendment to our First Amended and Restated Articles of Incorporation, as amended (the “Articles of Amendment”) with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the Articles of Amendment, the Reverse Stock Split will be effective on August 27, 2026 at 12:01 a.m. Pacific Standard Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on the OTCQB Market maintained by OTC Markets (the “OTCQB”) on a post-split basis on or around August 27, 2026, or as soon thereafter as FINRA has announced the effectiveness of the Reverse Stock Split, with new CUSIP number: 37892L205. No change was made to the trading symbol for the Company’s shares of common stock, “GLTK” in connection with the Reverse Stock Split, provided that for the 20 days of trading after the date the Reverse Stock Split is effective with FINRA, the Company’s common shares will trade on the OTCQB market under the symbol GLTKD, after which the ticker symbol will revert to GLTK.

At the Effective Time, every three (3) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 152 million to approximately 50 million. The Company’s transfer agent, Standard Registrar and Transfer Company, will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Articles of Amendment will not reduce the number of authorized shares of our common stock, the effect of the Reverse Stock Split will be to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding.

The Reverse Stock Split will not alter the par value of our common stock or preferred stock, or modify any voting rights or other terms of our common stock or preferred stock, except to the extent the reverse stock split results in an adjustment to the conversion price of our designated preferred stock in accordance with their terms.

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No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive one whole share of common stock in lieu of such fractional share.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Standard Registrar and Transfer Company will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Standard Registrar and Transfer Company will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-3 ratio, and rounded down to the nearest whole share, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. The conversion rates of our preferred stock will also be adjusted in a ratio of 1-for-3. The number of shares issuable upon exercise of our outstanding warrants to purchase shares of common stock outstanding at the Effective Time will also be equitably adjusted pursuant to the terms of such securities in connection with the 1-for-3 Reverse Stock Split. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-3 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from the rounding of fractional shares discussed above. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Articles of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Reason for the Reverse Stock Split

The sole purpose for the Reverse Stock Split is based on the Board of Directors belief that the Reverse Stock Split will likely be necessary to obtain a listing of our common stock on the Nasdaq Capital Market. While we have applied to list our common stock on the Nasdaq as of the date of this Current Report on Form 8-K, we have not yet been approved to list our common stock by Nasdaq and do not currently meet all of the requirements for uplisting, and may not meet all of the requirements for uplisting in the future. We hope to list our common stock on Nasdaq in the future and expect that the Reverse Stock Split will be necessary for us to meet the minimum bid price and/or minimum closing stock price requirements of Nasdaq. We may not be able to meet the initial listing standards of Nasdaq, even after a Reverse Stock Split, and/or may have our application to Nasdaq rejected. Our common stock may never trade on Nasdaq in the future.

Item 8.01. Other Events.

On August 25, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

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Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Articles of Amendment to First Amended and Restated Articles of Incorporation, filed with the Secretary of State of Nevada on August 24, 2026
99.1	Press release dated August 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalTech Corporation

/s/ Dana Green
Dana Green Chief Executive Officer
Date: August 25, 2026

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